UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

NEXT GENERATION ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-33039	88-0169543
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7351 (N) Lockport Place, Lorton, VA 22079
 (Address of principal executive offices) (Zip Code)

(703) 372-1282
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of Material Definitive Agreement.

The Registrant previously announced that it had entered into an agreement with Pegasus Energy Development, LLC to participate in a joint venture in Central Texas and another agreement to buy 7,715 acres of natural gas and oil rights in southeastern Kentucky.  However, the Registrant could not obtain the necessary financing to meet its obligations under the agreements, and both agreements have terminated.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXT GENERATION MEDIA CORP.

Date: December 28, 2011	/s/ Darryl Reed

By: Darryl Reed, Chief Executive Officer

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